Exhibit 10
AGNC INVESTMENT CORP.
2016 EQUITY AND INCENTIVE COMPENSATION PLAN
DEFERRED STOCK UNIT AGREEMENT

This DEFERRED STOCK UNIT AGREEMENT (this “Agreement”) is entered into as of [____________ __], 2018 (the “Date of Grant”), by and between AGNC Investment Corp., a Delaware corporation (the “Company”), and [_______________] (“Grantee”).

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2016 Equity and Incentive Compensation Plan (the “Plan”). As used in this Agreement:
(a)“Manager” means AGNC Mortgage Management, LLC.
“PIP” means the AGNC Mortgage Management, LLC Performance Incentive Plan - MTGE.
2.Grant of DSUs; Express Consent of Grantee. In full satisfaction and conversion of Manager’s obligations under the PIP for Grantee’s outstanding awards under the PIP that have been deferred by Grantee and as subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Grantee [_____] Deferred Stock Units (the “DSUs”) pursuant to Section 9 of the Plan. Each DSU shall represent the right of Grantee to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement. By signing this Agreement below, the Grantee agrees to the terms of the Agreement, including that the DSUs granted hereunder shall replace the Grantee’s PIP award(s) in full, with the number of DSUs granted above based on the value of Grantee’s PIP award(s) immediately prior to the grant of DSUs, and Grantee and hereby expressly agrees and consents to such termination of the PIP award(s) and grant of these DSUs in connection therewith.
3.Restrictions on Transfer of DSUs. Neither the DSUs evidenced hereby nor any interest therein or in the shares of Common Stock underlying such DSUs shall be transferable prior to payment to Grantee pursuant to Section 5 hereof, other than as described in Section 15 of the Plan.
4.DSUs Fully Vested. Because all vesting restrictions in the Grantee’s outstanding PIP awards have been waived by the Manager and the Company, the DSUs (which are granted in conversion and replacement of such PIP award(s)) are fully-vested and non-forfeitable.
5.Form and Time of Payment of DSUs. Payment in respect of the DSUs shall be made in compliance with Section 409A of the Code in the form of shares of Common Stock on the date(s) set forth in Grantee’s existing deferral election form attached as Exhibit A and, as applicable, the PIP. Payment shall only be made in whole shares of Common Stock; any fractional shares shall be paid to Grantee in cash. The Company’s obligations to Grantee with respect to the DSUs will be satisfied in full upon the issuance of the shares of Common Stock (or, with respect to fractional shares, upon the payment in cash) corresponding to such DSUs.
6.Dividend Equivalents; Other Rights.
(a)From and after the Date of Grant and until the DSUs are paid to Grantee in accordance with Section 5 hereof, on the date that the Company pays a cash dividend (if any) or other cash distribution to holders of shares of Common Stock generally, Grantee shall be entitled to a number of additional DSUs determined by dividing (A) the product of (x) the dollar amount of such cash dividend or other cash distribution paid per share of Common Stock on such date and (y) the total number of DSUs (including dividend equivalents credited thereon) previously credited to Grantee pursuant to this Agreement as of such date, to the extent such DSUs have not been paid to Grantee in accordance with Section 5 hereof, by (B) the Market Value per Share on such date. Such dividend equivalents (if any)

shall be subject to the same applicable terms and conditions (including dividend equivalents and payment) as apply to the DSUs as to which the dividend equivalents were credited.
(b)Grantee shall have no rights of ownership in the shares of Common Stock underlying the DSUs and no right to vote the shares of Common Stock underlying the DSUs until the date on which the shares of Common Stock underlying the DSUs are issued or transferred to Grantee pursuant to Section 5 hereof.
(c)The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock or pay cash in the future, and the rights of Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
7.No Right to Future Awards or Employment. The grant of the DSUs under this Agreement to Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the DSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon Grantee any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of Grantee.
8.Adjustments. The number of shares of Common Stock issuable for each DSU and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 11 of the Plan.
9.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to Grantee of shares of Common Stock or any other payment to Grantee or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the obligation of the Company to make any such delivery or payment that Grantee make arrangements satisfactory to the Company for payment of, the balance of such taxes or other amounts required to be withheld, as described more fully below. The Company shall satisfy such withholding requirement by retaining a portion of the shares of Common Stock to be delivered to Grantee. With prior approval by the Committee, Grantee may elect that all or any part of such withholding requirement be satisfied by other means, including by delivering to the Company other shares of Common Stock held by Grantee (or proceeds from the sale thereof) or cash. Any shares of Common Stock used for withholding hereunder will be valued at an amount equal to the Market Value per Share of such shares of Common Stock on the date of payment pursuant to Section 5 hereof. In no event will the amount that is withheld pursuant to this Section 9 to satisfy applicable withholding taxes exceed the maximum statutory tax rates applicable with respect to Grantee. For purposes of clarity, any FICA obligations due upon vesting of the deferred PIP award(s) prior to the grant of these DSUs were to be satisfied through payroll deductions pursuant to the terms of Grantee’s completed deferral election form(s).
10.Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any of the shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
11.Relation to Other Benefits. Any economic or other benefit to Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries (or any of their successors) and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries (or any of their successors).

12.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s written consent and (b) Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure exemption from or compliance with Section 409A of the Code or Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.
13.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
14.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. To the extent not expressly set forth in this Agreement, the terms of the Plan shall govern.
15.Acknowledgement. Grantee acknowledges that Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
16.Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.
17.Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
18.Notices. Any notice to the Company provided for herein shall be in writing (including electronically) to the Company, marked Attention: General Counsel, and any notice to Grantee shall be addressed to Grantee at Grantee’s address on file with the Company at the time of such notice. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).
19.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the DSUs and Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.
20.Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to comply with or be exempt from Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Grantee). Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
21.Counterparts. This Agreement may be executed in one or more counterparts (including facsimile and other electronically transmitted counterparts), each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has executed this Agreement and consents to the accompanying termination of Grantee’s PIP award(s), each as of the Date of Grant.

AGNC INVESTMENT CORP.

By:
Name:
Title:

GRANTEE’S SIGNATURE

Print Name: ________________________